As filed with the Securities and Exchange Commission on July 18, 2014
Registration Statement No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	05-0376157
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(401) 528-8634
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________

Mark E. Shamber
Senior Vice President, Chief Financial Officer and Treasurer
United Natural Foods, Inc.
313 Iron Horse Way, Providence, RI 02908
(401) 528-8634
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

With Copies to:

Joseph J. Traficanti	F. Mitchell Walker, Jr. Esq.
Senior Vice President, General Counsel,	Bass, Berry & Sims PLC
Chief Compliance Officer and Corporate Secretary	150 Third Avenue South, Suite 2800
United Natural Foods, Inc.	Nashville, TN 37201
313 Iron Horse Way	(615) 742-6200
Providence, RI 02908
(401) 528-8634
______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post−effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post−effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post−effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value per share	111,887	$62.96	$7,043,846	$908

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales prices on the NASDAQ Global Select Market on July 17, 2014.

PROSPECTUS

UNITED NATURAL FOODS, INC.
111,887 Shares of Common Stock

This prospectus may be used by the selling stockholders named in “Selling Stockholders” beginning on page 5 of this prospectus to offer and sell from time to time for their own account up to 111,887 shares of our common stock, $.01 par value per share. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders. The selling stockholders acquired the shares in connection with the consummation of our acquisition of all of the outstanding capital stock of Tony’s Fine Foods.

The selling stockholders may sell the shares directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. We will not be paying any fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the selling stockholders. See “Plan of Distribution” beginning on page 7 of this prospectus for more information about how the selling stockholders may sell their shares of common stock.

Our common stock trades on the NASDAQ Global Select Market under the symbol “UNFI.” On July 17, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $62.34 per share.

Investing in our common stock involves risks. Please read carefully the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock, including the risks and uncertainties incorporated by reference as described under “Risk Factors” beginning on page 5 of this prospectus.
________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.
________________

The date of this prospectus is July 18, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this automatic shelf registration process, the selling stockholders listed herein may, from time to time, sell shares of our common stock as described in this prospectus. For further information about our business and the securities, you should refer to the registration statement of which this prospectus forms a part and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” on page 2 of this prospectus.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

You should rely only on the information contained and incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information that is different. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition and results of operations may have changed since those dates.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

Unless the context requires otherwise, in this prospectus the words “UNFI,” “our company,” “we,” “us,” and “our” refer to United Natural Foods, Inc., a Delaware corporation and our consolidated subsidiaries.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. Because we are incorporating by reference future filings with the SEC, this prospectus will automatically be updated and those future filings may modify or supersede some of the information included or incorporated into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
our Annual Report on Form 10-K for the fiscal year ended August 3, 2013, filed with the SEC on October 1, 2013, including the information specifically incorporated by reference into such report from our definitive Proxy Statement on Schedule 14A, filed with the SEC on November 6, 2013;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended November 2, 2013, filed with the SEC on December 11, 2013, for the fiscal quarter ended February 1, 2014, filed with the SEC on March 12, 2014, and for the fiscal quarter ended May 3, 2014, filed with the SEC on June 11, 2014;

•	our Current Reports on Form 8-K or 8-K/A filed with the SEC on October 22, 2013, December 23, 2013 (two filed that day), and May 28, 2014; and

•
The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on October 11, 1996 (File No. 000-21531), registering the common stock under Section 12 of the Exchange Act and any amendment or report subsequently filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement hereto is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference into this prospectus or any prospectus supplement, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for such information should be directed to:

United Natural Foods, Inc.
Attn: Investor Relations
313 Iron Horse Way
Providence, Rhode Island 02908
(401) 528-8634

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should review the information and exhibits in the registration statement of which this prospectus forms a part for further information about us and the securities that are being offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate those statements.

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.unfi.com. The information on our website is not incorporated by reference into this prospectus and you should not consider it part of this prospectus or any prospectus supplement. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

CAUTIONARY STATEMENT REGARDING FORWARD−LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “could,” or the negative of these terms or similar expressions. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. Our actual results could differ materially from those anticipated in forward-looking statements as a result of various factors, including, but not limited to:

•	our dependence on principal customers;

•	our sensitivity to general economic conditions, including the current economic environment;

•	changes in disposable income levels and consumer spending trends;

•	our ability to reduce our expenses in amounts sufficient to offset our increased focus on sales to conventional supermarkets and the resulting lower gross margins on these sales;

•	our reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products;

•	our ability to timely and successfully deploy our warehouse management system throughout our distribution centers and our transportation management system across our company;

•	increased fuel costs;

•	our sensitivity to inflationary and deflationary pressures;

•	the relatively low margins and economic sensitivity of our business;

•	the potential for disruptions in our supply chain by circumstances beyond our control;

•	union-organizing activities that could cause labor relations difficulties;

•	the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors;

•	management’s allocation of capital and the timing of capital expenditures;

•	our ability to successfully deploy our operational initiatives to achieve synergies from the acquisition of Tony's Fine Foods; and

•	our ability to arrange and close on a term loan facility on terms satisfactory to us.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the discussion of the risks and uncertainties incorporated by reference as described under “Risk Factors” beginning on page 5 of this prospectus and in any prospectus supplement, as well as the documents we file from time to time with the SEC, which are incorporated herein by reference, including our Annual Report on Form 10-K for the fiscal year ended August 3, 2013 and our Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2014, as the occurrence of any of these events could have an adverse effect on our business, results of operations and financial condition. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding our company, the common stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.

Overview

We believe we are a leading distributor based on sales of natural, organic and specialty foods and non-food products in the United States and Canada, and that our thirty-three distribution centers, representing approximately 7.2 million square feet of warehouse space, provide us with the largest capacity of any North American-based distributor in the natural, organic and specialty products industry. We offer more than 65,000 high-quality natural, organic and specialty foods and non-food products, consisting of national brands, regional brands, private label and master distribution products, in six product categories: grocery and general merchandise, produce, perishables and frozen foods, nutritional supplements and sports nutrition, bulk and food service products and personal care items. We serve more than 31,000 customer locations primarily located across the United States and Canada, the majority of which can be classified into one of the following categories: independently owned natural products retailers, which include buying clubs; supernatural chains, which consist solely of Whole Foods Market Inc.; conventional supermarkets, which include mass market chains; and other, which includes foodservice and international customers.

Our corporate headquarters is located at 313 Iron Horse Way, Providence, RI 02908 and our telephone number is (401) 528-8634. Our website address is www.unfi.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Acquisition of Tony’s

On July 15, 2014, we completed the acquisition of all the outstanding capital stock of Tony’s Fine Foods pursuant to a Stock Purchase Agreement dated as of May 21, 2014, by and among Tony’s Fine Foods, United Natural Foods, Inc., United Natural Foods West, Inc. the shareholders of Tony’s Fine Foods, and Scott A. Berger as representative of the shareholders. As part of the consideration paid in connection with the acquisition, we issued the shares of our common stock to be offered by this prospectus to the shareholders of Tony’s Fine Foods. Tony’s Fine Foods is a leading distributor of perishable food products, including a wide array of specialty protein, cheese, deli, food service and bakery goods throughout the Western United States, as well as Alaska and Hawaii. Founded in 1934 by the Ingoglia family, Tony’s Fine Foods’ products are sold primarily to retail and specialty grocers, food service customers and other distribution companies.

The Offering

We are registering for resale by the selling stockholders 111,887 shares of our common stock, $.01 par value per share, that were issued to the selling stockholders in connection with the consummation of our acquisition of all of the outstanding capital stock of Tony’s Fine Foods. We are registering the offer and sale of the shares of common stock to satisfy certain registration rights that we granted to the selling stockholders in connection with the acquisition. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders. See “Selling Stockholders” beginning on page 5 of this prospectus.

The selling stockholders may sell the shares directly to purchasers or through broker-dealers or agents. The selling stockholders may sell the shares in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. We will not be paying any fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the selling stockholders. See “Plan of Distribution” beginning on page 7 of this prospectus for more information about how the selling stockholders may sell their shares of common stock.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, please read carefully the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. These risks and uncertainties include those discussed in our Annual Report on Form 10-K for the fiscal year ended August 3, 2013 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2014, each of which are incorporated by reference into this prospectus, and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC, which are incorporated by reference into this prospectus. See “Incorporation by Reference” beginning on page 1 of this prospectus and “Where You Can Find More Information” on page 2 of this prospectus. If any of such risks or uncertainties occur, our business, financial condition or results of operations may be adversely impacted, and such impact may be material. Moreover, the trading price of our common stock could decline and you may lose part or all of the value of our common stock held by you. Additional risks and uncertainties, including those that are not yet identified or that we, as of the date of this prospectus, think are immaterial, may also adversely affect our business, financial condition or operating results. Please also see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 2.

USE OF PROCEEDS

We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the shares of common stock sold by the selling stockholders.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time, up to 111,887 shares of our common stock for their own account. We issued the shares of common stock to the selling stockholders on July 16, 2014, as part of the consideration paid in connection with the consummation of our acquisition of all the outstanding capital stock of Tony’s Fine Foods pursuant to a Stock Purchase Agreement dated as of May 21, 2014, by and among Tony’s Fine Foods, United Natural Foods, Inc., United Natural Foods West, Inc. the shareholders of Tony’s Fine Foods, and Scott A. Berger as representative of the shareholders. We are registering the offer and sale of the shares of common stock to satisfy certain registration rights that we granted to the selling stockholders in connection with the acquisition pursuant to a registration rights agreement between us and the selling stockholders. Pursuant to the registration rights agreement, we have agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the shares offered by this prospectus (i) have been disposed of by the selling stockholders in accordance with this prospectus or Rule 144 under the Securities Act, (ii) may be sold pursuant to Rule 144 without the requirement that we be in compliance with the current public information requirement of Rule 144 and without manner-of-sale restrictions or volume limitations, (iii) cease to be outstanding, or (iv) have been transferred or assigned in a private transaction in which the transferor’s rights under the registration rights agreement are not assigned in compliance with the registration rights agreement. As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The following table sets forth certain information known to us, based upon written representations of the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of July 16, 2014, the date that the shares of our common stock were issued to the selling stockholders in connection with the consummation of our acquisition of all the outstanding capital stock of Tony’s Fine Foods. The “Number of Shares being Offered” column represents the number of shares that the selling stockholders may offer under this prospectus. The selling stockholders may offer and sell some, all or none of their shares. The number of shares beneficially owned after this offering assumes that all shares being offered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are subsequently bought or sold by the selling stockholders.

Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) of the Exchange Act. The percentage of shares beneficially owned prior to and after the offering is based on 49,770,537 shares of our common stock outstanding as of July 16, 2014, including the shares of our common stock issued in connection with the consummation of our acquisition of all of the outstanding capital stock of Tony’s Fine Foods. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Beneficial Ownership Prior to the Offering			Beneficial Ownership after the Offering
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares being Offered	Number of Shares	Percentage of Outstanding Common Stock
Traci Baiocchi	4,111	*	4,111	—	*
Paige J. Madriago	4,304	*	4,304	—	*
Lori L. Puhala	4,507	*	4,507	—	*
Daniel L. Ingoglia	6,061	*	6,061	—	*
Peter A. Ingoglia	4,949	*	4,949	—	*
John R. Ingoglia	7,772	*	7,772	—	*
Scott A. Berger(1)	15,025	*	15,025	—	*
Karl O. Berger(1)	15,025	*	15,025	—	*
Sarah Berger Garone	8,047	*	8,047	—	*
The Joan Ingoglia Schubert Trust dated May 28, 2014	4,286	*	4,286	—	*
Anna Rose Ingoglia	4,286	*	4,286	—	*
Anthony C. Ingoglia, as Trustee of the Anthony C. Ingoglia Revocable Trust	4,286	*	4,286	—	*
Joan B. Berger, as Trustee of the Cob Berger 2008 Grat dated December 16, 2008	2,244	*	2,244	—	*
Joan B. Berger, as Trustee of the Cob Berger 2010 Grat dated December 27, 2010	3,365	*	3,365	—	*
Joan B. Berger, as Trustee of the Joan Berger 2008 Grat dated December 16, 2008	2,244	*	2,244	—	*
Joan B. Berger, as Trustee of the Joan Berger 2010 Grat dated December 27, 2010	3,365	*	3,365	—	*
Hansine Ingoglia Sterken, as Trustee of the Hansine C. Ingoglia Revocable Trust	4,286	*	4,286	—	*
Joan Barbara Berger & Charles Otto Berger III, as Trustees of the Charles Otto Berger III & Joan Barbara Berger Family Trust of 1996	6,730	*	6,730	—	*
Candice E. Stryker	377	*	377	—	*
Thomas Patrick Ingoglia, as Trustee of the Thomas Patrick Ingoglia Family Trust of 2012	5,627	*	5,627	—	*
Thomas P. Ingoglia	990	*	990	—	*
* Represents less than 1%

(1)
The selling stockholder is the Co-Chief Executive Officer of Tony’s Fine Foods, which became a subsidiary of ours upon the closing of our acquisition of all of the outstanding capital stock of Tony’s Fine Foods.

PLAN OF DISTRIBUTION

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time after the date of this prospectus, up to 111,887 shares of our common stock for their own account. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders. We will bear all fees and expenses incident to our obligations to register the shares of common stock.

The selling stockholders may sell the shares directly to purchasers or through broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

The shares may be sold directly to purchasers or through broker-dealers or agents by one or more of, or a combination of, the following:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account; and

•	in privately negotiated transactions.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.

The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares offered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a supplement to this prospectus pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. The selling stockholders will bear the fees, discounts, concessions and commissions incurred by the selling stockholders in connection with resales of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling stockholders may be entitled to contribution. The selling stockholders have agreed to indemnify us against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered pursuant to this prospectus has been passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of United Natural Foods, Inc. and subsidiaries as of August 3, 2013 and July 28, 2012, and for each of the years in the three-year period ending August 3, 2013, and management's assessment of the effectiveness of internal control over financial reporting as of August 3, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

UNITED NATURAL FOODS, INC.
111,887 Shares of Common Stock

PROSPECTUS
July 18, 2014

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Amount
SEC Registration Fee	$908
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$9,000
Printing Fees and Expenses	$3,500
Transfer Agent's Fees and Expenses	$1,500
Total	$29,908

The selling stockholders will bear the fees, discounts, concessions and commissions, and expenses, if any, of its own counsel, incurred by the selling stockholders in connection with resales of the securities registered hereby.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Certificate of Incorporation

Article Ninth of our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, provides that, subject to our determination of a director’s or officer’s entitlement to indemnification, we must indemnify any director or officer of the company who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he is or was, or has agreed to become, a director or officer of the company, or is or was serving, or has agreed to serve, at the request of the company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, we are not required to indemnify any director or officer with respect to any Proceeding by or in the right of the company as to which such director or officer shall have been adjudged to be liable to the company, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter therein, we are required to indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on his behalf in connection therewith.

We are not required to make the above-described indemnification payments if we determine (in the manner provided in the Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of such a determination by us, or if we fail to make an indemnification payment within 60 days after such payment is claimed by a director or officer, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the Proceeding for which indemnity is sought and we have the right to participate in such Proceeding or assume the defense thereof.

Article Ninth of our Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and that, in the event that the DGCL is amended to expand the indemnification permitted to directors or officers, we must indemnify those persons to the fullest extent permitted by such law as so amended.

We are required to advance to a director or officer, at his request, expenses incurred in defending a Proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

We have entered into indemnification agreements with our directors and executive officers that provide such persons indemnification and expense reimbursement rights on the same terms as the provisions of the Certificate of Incorporation described above. The indemnification agreements also set forth the procedures that will apply in the event a director or officer makes a claim against us for indemnification, and further provide that we have the burden of proving that a director or officer is not entitled to indemnification with respect to any Proceeding. Our obligations under each of these agreements survive until the later of (i) the sixth anniversary of the date on which the director or officer ceases to serve as a director or officer of the company or (ii) the final termination of all Proceedings pending on such sixth anniversary.

We have purchased a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacity as directors or officers.

Article Eighth of our Certificate of Incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, none of our directors will be personally liable to the company or our stockholders for monetary damages for any breach of fiduciary duty as a director.

The above discussion of our Certificate of Incorporation, Section 145 of the DGCL and our indemnification agreements is not intended to be exhaustive and is qualified in its entirety by the actual provisions of the Certificate of Incorporation, that statute and the indemnification agreements.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference herein.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on July 18, 2014.

UNITED NATURAL FOODS, INC.

/s/ Mark E. Shamber
Mark E. Shamber
Senior Vice President, Chief Financial Officer and
Treasurer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark E. Shamber and Steven L. Spinner and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEVEN L. SPINNER	President, Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2014
Steven L. Spinner

/s/ MARK E. SHAMBER	Senior Vice President, Chief Financial Officer and Treasurer	July 18, 2014
Mark E. Shamber	(Principal Financial and Accounting Officer)

/s/ MICHAEL S. FUNK	Chair of the Board	July 18, 2014
Michael S. Funk

/s/ ANN TORRE BATES	Director	July 18, 2014
Ann Torre Bates

/s/ DENISE M. CLARK	Director	July 18, 2014
Denise M. Clark

/s/ GAIL A. GRAHAM	Director	July 18, 2014
Gail A. Graham

/s/ JAMES P. HEFFERNAN	Director	July 18, 2014
James P. Heffernan

/s/ PETER A. ROY	Director	July 18, 2014
Peter A. Roy

/s/ RICHARD J. SCHNIEDERS	Director	July 18, 2014
Richard J. Schnieders

EXHIBIT INDEX

Exhibit No.	Description
3.1
Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 1, 2014 (File No. 1-15723)).

3.2
Amended and Restated Bylaws of the Registrant (restated for SEC filing purposes only) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 3, 2014 (File No. 1-15723)).

4.1
Specimen Certificate for shares of Common Stock, $0.01 par value, of the Registrant (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended August 1, 2009 (File No. 1-15723)).

4.2*	Registration Rights Agreement dated as of July 15, 2014 by and among the Registrant and the persons named as sellers on the signature pages thereto

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of KPMG, Independent Registered Public Accounting Firm.

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page of this Registration Statement)
______________________________________________
*                                         Filed herewith.